                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                              --------------------


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) August 29, 1996



                      PEGASUS MEDIA & COMMUNICATIONS, INC.
- ------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)




    Delaware                    33-95042                     23-2778525
- -------------------     ------------------------       -----------------------
 (State or other              (Commission                 (I.R.S. Employer
 jurisdiction of              File Number)               Identification No.)
 incorporation)



       c/o Pegasus Communications Management Company, 100 Matsonford Road,
        5 Radnor Corporate Center, Suite 454, Radnor, Pennsylvania 19087
- ------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)



         Registrant's telephone number, including area code 610-341-1801



                                 Not Applicable
- ------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 2. Acquisition or Disposition of Assets.

         On March 21, 1996, the Company's parent, Pegasus Communications Holdings, Inc. ("PCH"), entered into a definitive agreement to acquire substantially all of the assets of Dom's Tele-Cable, Inc. ("Dom's"), which operates cable systems (the "San German Cable System") serving ten communities contiguous to the Company's Mayaguez, Puerto Rico cable television system. Subsequent to March 21, 1996, Dom's was liquidated and all assets relating to the San German Cable System were transferred to Domar, Inc. ("Domar"), an affiliate of Dom's, and PCH transferred all rights of acquisition to the San German Cable System to a subsidiary of the Company, Pegasus Cable Television of San German, Inc.

         On August 29, 1996, Pegasus Cable Television of San German, Inc. acquired from Domar the San German Cable System for approximately $25.0 million in cash and $1.4 million of assumed liabilities. The Company financed the acquisition of the San German Cable System primarily through borrowings under the New Credit Facility (as defined).

         The San German Cable System consists of franchises to build and operate cable television systems serving the municipalities of Cabo Rojo, San German, Lajas, Hormigueros, Guanica, Sabana Grande, Maricao, Anasco, Rincon and Las Marias and serves a franchise area comprising approximately 72,400 households. The system currently serves eight of these communities (two towns are unbuilt) with 480 miles of plant from two headends. As of July 31, 1996, the system served approximately 16,300 basic subscribers. The system currently offers 45 channels of programming and has a 52 channel capacity. The system is fully addressable. The Company anticipates consolidating the acquired systems with its Mayaguez system and operating them from a single head-end. The Company anticipates that the consolidation will enable it to realize significant economies. The consolidated system will serve approximately 27,200 basic subscribers in a franchise area exceeding 110,000 television households.

Item 5. Other Events.

         On August 29, 1996, the Company entered into a seven-year, senior secured revolving credit facility (the "New Credit Facility"). The New Credit Facility will be for $50.0 million upon the completion of the lending consortium. Until such completion, or if other lenders do not join the consortium, the New Credit Facility will be for $35.0 million. Proceeds of borrowings under the New Credit Facility may be used for acquisitions approved by the lenders in broadcast television, direct broadcast satellite television and cable television and for general corporate purposes. All subsidiaries of the Company (other than Pegasus Cable Television of Connecticut, Inc. and subsidiaries that hold certain of the Company's broadcast television licenses) are guarantors of the New Credit Facility, which is collateralized by a security interest in all assets of, and all stock in, the Company and its subsidiaries (other than the assets of Pegasus Cable Television of Connecticut, Inc., the assets and stock of certain of the Company's license-holding subsidiaries, and any shares of Class B Common Stock of the Company which are not held by PCH).

         Borrowings under the New Credit Facility bear interest, payable monthly, at LIBOR or the prime rate (as selected by the Company) plus spreads that vary with the Company's ratio of total debt to operating cash flow. The New Credit Facility required payment of a closing fee of approximately $950,000 (which will increase by $350,000 to approximately $1.3 million upon completion of the lending consortium) and an annual commitment fee of 0.5% of the unused portion of the commitment payable quarterly in arrears and requires the Company to purchase an interest rate hedging contract covering an amount equal to at least 50% of the total amount of borrowings from the reducing revolving facility for a minimum period of at least two years.

         The New Credit Facility requires prepayments and concurrent reductions of the commitment from asset sales or other transactions outside the ordinary course of business (subject to provisions permitting the proceeds of certain sales to be used to make approved acquisitions within stated time periods without reducing the commitments of the lenders) and contains covenants limiting the amounts of indebtedness that the Company may incur, requiring the maintenance of minimum fixed charge coverage, interest coverage and debt service coverage ratios and limiting capital expenditures, dividends and other restricted payments. The New Credit Facility also contains other customary covenants, representations, warranties, indemnities, conditions precedent to closing and borrowing, and events of default.

         Beginning March 31, 1998, commitments under the New Credit Facility will reduce in quarterly amounts ranging from $1.3 million per quarter in 1998 to $2.3 million in 2002.

         As of August 29, 1996, $31.6 million had been drawn under the New Credit Facility. On that date, $8.8 million had been drawn under the New Credit Facility to retire all outstanding indebtedness under the Company's credit facility with IBJ Schroder Bank and Trust Company, as agent (the "Old Credit Facility") and the balance was used to acquire the San German Cable System and pay fees and transaction costs.


Item 7. Financial Statements, Pro Forma Financial Information, and Exhibits

         (a)      Financial Statements of Business Acquired

                  Report of Independent Accountants                   F-1

                  Balance Sheets as of May 31, 1995 and               F-2
                    May 31, 1996

                  Statements of Operations and Deficit                F-3
                    for the years ended May 31, 1994,
                    May 31, 1995 and May 31, 1996

                  Statements of Cash Flows for the years              F-4
                    ended May 31, 1994, May 31, 1995 and
                    May 31, 1996

                  Notes to Financial Statements                    F-5 - F-9

         (b)      Pro Forma Financial Information.

                  Pro Forma Balance Sheet as of June 30, 1996        F-10

                  Pro Forma Statements of Operations for the
                  year ended December 31, 1995 and for the
                  six months ended June 30, 1996                     F-11

                  Pro Forma Footnotes                                F-13

         (c)      Exhibits

                  1. Asset Purchase Agreement, dated March 21, 1996, by and among PCH, Dominica Padilla Acosta (aka Dominick Padilla), Maria Del Carmen Padilla Lopez, and Dom's (which is incorporated herein by reference to Exhibit
                           2.1 of the Company's Form 10-K for the year ended December 31, 1995) (schedules and exhibits described in the agreement are omitted, but will be furnished supplementally to the Commission upon request).

                  2.       Amendment No. 1 to Exhibit 1.

                  3. Franchise Agreement granted to Dom's to build and operate cable television systems for the municipalities of Cabo Rojo, San German, Lajas, Hormigueros, Guanica, Sabana Grande and Maricao (which is incorporated herein by reference to Exhibit 2 of the Company's Form 8-K dated March 21, 1996).

                  4. Franchise Agreement granted to Dom's to build and operate cable television systems for the municipalities of Anasco, Rincon and Las Marias (which is incorporated herein by reference to Exhibit 3 of the Company's Form 8-K dated March 21, 1996).

                  5. Joinder Agreement dated as of May 31, 1996 by and among PCH, Dominica Padilla Acosta (aka Dominick Padilla), Maria Del Carmen Padilla Lopez, and Domar.

                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      PEGASUS MEDIA & COMMUNICATIONS, INC.


                                      By  /s/ Robert N. Verdecchio
                                          ------------------------------------
                                               Robert N. Verdecchio,
                                               Senior Vice President - Finance


September 12, 1996

                      REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Dom's Tele Cable, Inc.


We have audited the accompanying balance sheets of Dom's Tele Cable, Inc. as of May 31, 1995 and 1996 and the related statements of operations and deficit and cash flows for the years ended May 31, 1994, 1995 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards required that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dom's Tele Cable, Inc. as of May 31, 1995 and 1996, and the results of operations and deficit and its cash flows for the years ended May 31, 1994, 1995 and 1996 in conformity with generally accepted accounting principles.

As discussed in Note 11, to the financial statements, the Company has restated the depreciation expense for the year ended May 31, 1994, to properly reflect the calculation of depreciation expense.


/s/ Coopers & Lybrand L.L.P.
- ----------------------------
COOPERS & LYBRAND L.L.P.
San Juan, Puerto Rico

August 9, 1996

                            DOM'S TELE CABLE, INC.
                                BALANCE SHEETS
                            MAY 31, 1995 AND 1996


                                                            May 31,         May 31,
                                                             1995            1996
                                                         -------------  -------------
                        ASSETS
Property, plant, and equipment net of accumulated
  depreciation and amortization ......................    $ 5,077,102    $  4,839,293
Cash  ................................................         60,648         146,368
Accounts receivable, trade -- net of allowance for
  doubtful accounts of $26,900 and $30,390 for May 31,
  1995 and 1996, respectively ........................        107,876          26,314
Prepaid expenses  ....................................         85,536          62,856
Other assets  ........................................         11,086          11,086
Due from related parties  ............................            212             212
Deferred tax asset  ..................................        330,200               0
                                                         -------------   -------------
     Total assets  ...................................    $ 5,672,660    $  5,086,129
                                                         =============   =============
       LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Liabilities:
   Notes and loans payable ...........................    $ 6,079,357    $  5,086,232
   Accounts payable, trade ...........................        695,519         194,856
   Accrued expenses ..................................        942,227       1,055,337
   Unearned revenues .................................         53,852          41,369
   Income tax payable ................................         16,840          15,410
                                                         -------------   -------------
                                                            7,787,795       6,393,204
                                                         -------------   -------------
Commitments and contingencies  .......................        477,083         495,352
Stockholders' Deficiency:
   Common stock -- $10 par value; authorized, 100,000
     shares, issued and outstanding 9,575 shares  ....         95,750          95,750
   Accumulated deficit ...............................     (2,687,968)     (1,898,177)
                                                         -------------   -------------
                                                           (2,592,218)     (1,802,427)
                                                         -------------   -------------
     Total liabilities and stockholders' deficiency  .    $ 5,672,660     $ 5,086,129
                                                         =============   =============

  The accompanying notes are an integral part of these financial statements.

                            DOM'S TELE CABLE, INC.
                     STATEMENTS OF OPERATIONS AND DEFICIT
               FOR THE YEARS ENDED MAY 31, 1994, 1995 AND 1996


                                           May 31,           May 31,          May 31,
                                             1994             1995              1996
                                       --------------   ---------------    -------------
                                         As Restated
Revenues  ...........................    $ 5,356,652       $ 5,447,228     $  6,015,072
Operating costs and expenses  .......      1,521,390         1,950,762        1,909,206
                                        -------------    ---------------    -------------
     Gross profit  ..................      3,835,262         3,496,466        4,105,866
                                        -------------    ---------------    -------------
     Marketing, general, and
        administrative expenses .....      1,346,487         1,412,951        1,636,322
     Depreciation and amortization  .        634,750           491,295          505,042
                                        -------------    ---------------    -------------
                                           1,981,237         1,904,246        2,141,364
                                        -------------    ---------------    -------------
Operating income  ...................      1,854,025         1,592,220        1,964,502
Non-operating (income) expenses:
   Other ............................             --           (50,000)              --
   Interest expense .................        753,047           777,461          827,800
                                        -------------    ---------------    -------------
   Income before benefit (provision)
     for income taxes  ..............      1,100,978           864,759        1,136,702
   Benefit (provision) for income
     taxes  .........................        184,000           129,356         (346,911)
                                        -------------    ---------------    -------------
     Net income  ....................      1,284,978           994,115          789,791
Deficit at beginning of period  .....     (4,967,061)       (3,682,083)      (2,687,968)
                                        -------------    ---------------    -------------
Deficit at end of period  ...........   $ (3,682,083)     $ (2,687,968)    $ (1,898,177)
                                        ==============   ===============    =============

  The accompanying notes are an integral part of these financial statements.

                            DOM'S TELE CABLE, INC.
                           STATEMENTS OF CASH FLOWS
               FOR THE YEARS ENDED MAY 31, 1994, 1995 AND 1996


                                                      May 31,         May 31,         May 31 ,
                                                       1994            1995             1996
                                                  --------------  -------------    -------------
                                                    As Restated
Cash flows from operating activities:
   Net income ..................................    $ 1,284,978     $   994,115      $   789,791
                                                   ------------   -------------    -------------
Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation and amortization  ............        634,750         491,295          505,042
     Provision for doubtful accounts  ..........         50,595           9,241          110,408
     Changes in assets and liabilities:
        Increase in accounts
          receivables, trade  ..................        (24,781)        (51,864)         (28,846)
        (Increase) decrease in accounts
          receivable, other  ...................        (14,743)         35,866               --
        (Increase) decrease in prepaid expenses         (35,218)         (4,845)          22,679
        Increase in other assets ...............         (3,916)             --               --
        (Increase) decrease in due from related
          parties  .............................         (2,887)          3,414               --
        (Increase) decrease in deferred tax
          asset  ...............................       (184,000)       (146,200)         330,200
        Increase (decrease) in accounts payable         238,870         266,705         (500,663)
        Increase (decrease) in accrued expenses        (186,870)       (120,322)         113,110
        Increase (decrease) in income tax
          payable  .............................             --          16,840           (1,430)
        Decrease in unearned revenues ..........        (12,483)        (22,908)         (12,483)
        Increase in contingencies ..............             --         191,083           18,269
                                                   ------------   -------------    -------------
          Total adjustments  ...................        459,317         668,305          556,286
                                                   ------------   -------------    -------------
          Net cash provided by operating
             activities ........................      1,744,295       1,662,420        1,346,077
                                                   ------------   -------------    -------------
Cash flows from investing activities:
   Capital expenditures ........................       (390,172)       (249,727)        (267,232)
                                                   ------------   -------------    -------------
          Net cash used in investing activities        (390,172)       (249,727)        (267,232)
                                                   ------------   -------------    -------------
Cash flows from financing activities:
   Payments of notes payable ...................     (1,469,104)     (1,443,650)      (1,011,925)
   Proceeds from issuance of loan payable ......         40,000              --           18,800
                                                   ------------   -------------    -------------
          Net cash used in financing activities      (1,429,104)     (1,443,650)        (993,125)
                                                   ------------   -------------    -------------
Net increase (decrease) in cash  ...............        (74,981)        (30,957)          85,720
Cash, beginning of period  .....................        166,586          91,605           60,648
                                                   ------------   -------------    -------------
Cash, end of period  ...........................    $    91,605     $    60,648      $   146,368
                                                   ============   =============    =============
Supplemental disclosure of cash flows
   information:
 Cash paid during the period for interest  .....    $   713,821     $   805,421      $   833,209
                                                   ============   =============    =============


  The accompanying notes are an integral part of these financial statements.

                            DOM'S TELE CABLE, INC.
                        NOTES TO FINANCIAL STATEMENTS


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

   Dom's Tele Cable, Inc. (the "Company") was incorporated pursuant to the provisions of the General Corporations Law of the Commonwealth of Puerto Rico on February 23, 1983. The Company operates a cable television system under a franchise authorization by the Public Service Commission of Puerto Rico and the Federal Communications Commission which includes the towns of San German, Lajas, Cabo Rojo, Sabana Grande, Hormigueros, Guanica, Rincon, Anasco, Las Marias, and Maricao in Puerto Rico.


CLASSIFICATION OF ACCOUNTS

   There is no distinction between current assets and liabilities and non-current assets and liabilities inasmuch such distinction is not practical in the cable industry.


REVENUE RECOGNITION

   Revenues as well as costs and expenses are recognized under the accrual method of accounting; as such revenues are earned as the related costs and expenses are incurred.


UNEARNED REVENUES

   Unearned revenues are recorded when a customer pays for the services before they are delivered or rendered, and are included in income over the contract or service period.

INITIAL SUBSCRIBER INSTALLATION COSTS

   Initial subscriber installation costs, including material, labor and overhead costs of the drop, are capitalized and depreciated over a period no longer than 7 years.

HOOKUP REVENUES

   The excess of revenues over selling costs for initial cable television hookups are deferred and amortized over the estimated average period that subscribers are expected to remain connected to the system, which is estimated at 10 years.


PROPERTY, PLANT, AND EQUIPMENT

   Property, plant, and equipment are stated at cost. Expenditures for additions and improvements that increase the productive capacity or extend the useful life of the assets are capitalized and expenditures for maintenance and repairs are charged to operations. When properties are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the books, and any gain or loss from disposal is included in operations. Fully depreciated assets are written off against accumulated depreciation.

   Depreciation of property, and equipment is computed on the straight-line method based upon the following estimated useful lives:

       Tower and distribution system                           18 years
       Machinery and equipment                                  5 years
       Furniture and fixtures                                   5 years
       Motor vehicles                                           5 years
       Building                                                30 years
       Leasehold improvements                                   5 years

                            DOM'S TELE CABLE, INC.
                 NOTES TO FINANCIAL STATEMENTS  - (Continued)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  - (Continued)

INCOME TAXES


   Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.

   Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities.


FAIR VALUE OF FINANCIAL INSTRUMENTS

   For cash and accounts receivable, the estimated fair value is the same or approximately the same as the recorded value.

RISKS AND UNCERTAINTIES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS

   Certain reclassifications have been made to the 1995 financial statements to be consistent with the current year presentation.


2. FRANCHISE FEES AND COMMITMENTS

   The Company was granted a cable television franchise for certain municipalities on December 28, 1984 by the Puerto Rico Service Commission for twenty years. The franchise agreement requires a payment of 3% of the Company's gross revenues. In addition, the Company has to pay its subscribers 5% interest on its customer deposits.


   The Company's pole rental agreements with the Puerto Rico Telephone Company and the Puerto Rico Electric Power Authority are renewed on a yearly basis. These contracts specify that the Company will pay $3.00 and $7.33, respectively, for the use of each pole. The rental expense for the years ended May 31, 1994, 1995, and 1996, amounted to $58,334, $73,063 and $73,065, respectively.


3. RELATED PARTY TRANSACTION


   The Company was partially owned by Three-Sixty Corporation. Transactions with Three-Sixty Corporation not disclosed elsewhere are management fees amounting to $55,367, $54,952 and $55,367 in May 31, 1994, 1995, and 1996,
respectively.


   In October 1994, all of the Company's stock was acquired by the majority stockholder.

                            DOM'S TELE CABLE, INC.
                 NOTES TO FINANCIAL STATEMENTS  - (Continued)

4. PROPERTY, PLANT, AND EQUIPMENT

   Property, plant, and equipment consists of:

                                                     May 31,        May 31,
                                                      1995            1996
                                                  ------------   ------------
Building  .....................................    $   122,713    $   122,713
Tower and distribution  .......................     11,006,704     11,223,338
Furniture and fixtures  .......................        137,498        142,128
Equipment  ....................................        394,703        433,743
Leasehold improvements  .......................         32,350         39,279
                                                  ------------   ------------
                                                    11,693,968     11,961,201
Less accumulated depreciation and amortization       6,781,354      7,286,396
Land  .........................................        164,488        164,488
                                                  ------------   ------------
Property, plant and equipment, net  ...........    $ 5,077,102    $ 4,839,293
                                                  ============   ============


5. NOTES AND LOANS PAYABLE

                                                                 May 31,        May 31
                                                                  1995           1996
                                                              ------------   -----------
Loan payable in 84 monthly installments which fluctuates
  from $13,543 up to $67,711 during the term of the loan in
  accordance with a payment schedule known as the Term
  Loan, plus interest at .75% over the prevailing prime
  rate as published from time to time by Citibank N.A. in
  New York or at 2% over the U.S. Internal Revenue Code
  Section 936 interest rate for the portion of the loan
  funded with 936 funds. The loan matures on July 1, 1996.     $  974,315     $  188,874
Loan payable in 83 monthly installments which fluctuates
  from $15,000 up to $100,000 during the term of the loan
  in accordance with the payment schedule and one final
  balloon payment of $3,305,000, known as the Credit
  Facility Loan, plus interest at .75% over the prevailing
  prime rate as published from time to time by Citibank
  N.A. in New York or at 2% over the U.S. Internal Revenue
  Code Section 936 interest rate for the portion of the
  loan funded with 936 funds. The loan matures on July 1,
  1996. ...................................................     5,080,020      4,880,021
Loan payable to Western Bank of Puerto Rico in 60 equal
  monthly installments of $1,112, plus interest at 2% over
  the prevailing prime rate, and collateralized with a
  motor vehicle. This loan was paid in full on January 19,
  1996. ...................................................        25,022             --
Capital lease equipment bearing interest at 7.56% with a
  residual value of $3,900. This lease agreement is due in
  2001. ...................................................            --         17,337
                                                              ------------   -----------
                                                               $6,079,357     $5,086,232
                                                              ===========    ===========

                            DOM'S TELE CABLE, INC.
                 NOTES TO FINANCIAL STATEMENTS  - (Continued)

5. NOTES AND LOANS PAYABLE  - (Continued)

Aggregate maturities of notes and loans payable are as follows:

 Years Ending May 31,
 --------------------
        1997 ............................................         $5,072,483
        Thereafter ......................................             13,749
                                                                  ------------
                                                                  $5,086,232
                                                                  ============

   On October 26, 1995, Philip Credit Corporation sold, assigned and transferred all of its rights, title, and interest, in and to the credit agreement dated June 28, 1988, as amended to Lazard Freres & Co., L.L.C. The credit agreement between the Company is comprised of a Term Loan and a Credit Facility Loan which are collateralized by substantially all of the assets owned by the Company along with a personal guarantee of the Company's stockholder.

   The credit agreement contains certain restrictive covenants such as: (i) subscriber debt ratio; (ii) subscriber payment; (iii) number of homes in cable system; (iv) number of subscribers; (v) combined plant mileage; and
(vi) subscribers' mileage ratio. As of May 31, 1995, and 1996, the Company was not in compliance with certain of the restrictive covenants and is in default on principal payments amounting to approximately $1,500,000 on the Credit Facility Loan. See Note 10.

6. INCOME TAXES

   The Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as of June 1, 1993. The application of the statement did not affect the Company's financial position and result of operations because the components of the deferred tax primarily relate to net operating loss carryforwards of $1,611,300 for which a valuation allowance of 100% was provided. During 1994, the Company changed its conclusion about the realization of operating loss carryforwards and decided to record $184,000 for the realization of losses during 1995. The Company did not recognize a deferred tax asset for net operating losses to be realized after May 31, 1995 because management expects to have completed the assets sale and liquidation of the Company shortly after May 31, 1996.

   The components of deferred tax asset were as follows:

                                               May 31,               May 31,
                                                1995                  1996
                                           ------------            -----------
Net operating loss carryforwards             $ 712,758             $ 500,677
Valuation allowance  .............            (382,558)             (500,677)
                                             ---------             ---------
                                             $ 330,200             $      --
                                             =========             =========

   The comparison of income tax expense at the Puerto Rico statutory rate to the Company's income tax benefit (provision) is as follows:

                                                  May 31,         May 31,        May 31,
                                                   1994            1995            1996
                                               ------------    -------------    -----------
                                                As Restated
Tax at statutory rate  .....................     $ 462,411       $ 363,199      $ 443,314
Adjustment due to:
     Benefit of net operating loss
        carryforwards ......................      (456,149)       (354,255)      (439,187)
     Alternative minimum tax  ..............             0          16,844         16,711
     Change in valuation allowances  .......      (184,000)       (146,200)       330,200
     Others, net  ..........................        (6,262)         (8,944)        (4,127)
                                                ------------   -------------    -----------
                                                 $ (184,000)     $ (129,356)    $ 346,911
                                                ============   =============    ===========

                            DOM'S TELE CABLE, INC.
                 NOTES TO FINANCIAL STATEMENTS  - (Continued)

7. CONCENTRATION OF CREDIT RISK


   Substantially all of the Company's business activity is with customers located in eight municipalities located in the southwestern area of Puerto Rico and as such the Company is subject to the risks of Puerto Rico and more specifically the economy of such geographic area.


8. CONTINGENCIES

   The Company is involved in various litigations arising in the normal course of business. Management believes that the outcome of these uncertainties will not have a material adverse effect on its financial statements.


   The Company has not filed the Copyright Statement of Accounts with the Copyright Office nor has paid royalty fees and interest amounting to approximately $477,083 and $495,352 for May 31, 1995, and 1996, respectively. The Company can be subject to various remedies for copyright infringement and additional penalties for not filing the Copyright Statement of Accounts. Management has accrued $477,083 and $495,352 for May 31, 1995 and 1996, respectively, for royalty fees and interest for the unexpired filing periods, which is three years in accordance with the statute of limitations. Management plans to make the filing and payment concurrently with the proposed sale of the Company.


9. SIGNIFICANT TRANSACTIONS


   On January 11, 1996, the Company's sole stockholder signed a letter of intent with respect to the liquidation of the Company's operations and the eventual sale of its net assets, in a transaction that should be consummated on or before August 31, 1996. Long-term obligations payable to Lazard Freres & Co., L.L.C., at present, CIBC Wood Gundy Securities Corporation, will be paid from the proceeds of this sale. In the event the planned sale is not made the Company may need to seek additional financing from other sources or restructure its debt.

10. SUBSEQUENT EVENTS

   Effective on June 1, 1996, the Company was liquidated and a new legal entity was incorporated under the laws of the Commonwealth of Puerto Rico known as DOMAR Inc., to be in accordance with the sale contract agreement entered with the buyer, Pegasus Media & Communications, Inc.

   On July 1, 1996, Lazard Freres & Co., L.L.C., sold, assigned and transferred all of its rights, title, interest and obligation to CIBC Wood Gundy Securities Corporation.

11. PRIOR PERIOD ADJUSTMENT

   The Company restated its depreciation expense by $520,329 to correct the depreciation expense for the year ended May 31, 1994. The effect was to increase net income for the year ended May 31, 1994 by $520,329.

                      Pegasus Media & Communications, Inc.
                             Pro Forma Balance Sheet
                                  June 30, 1996


                                                                        Dom's          Credit
                                                      Actual         TeleCable (a)  Facility (b)       Pro Forma
                                                   -------------     -----------------------------  ----------------
                                                                        (Dollars in thousands)
          ASSETS

Cash and cash equivalents                                $3,167          ($22,200)        $21,645            $2,612
Restricted cash                                           4,869                                               4,869
Accounts receivable, net                                  6,817                                               6,817
Inventory                                                   460                                                 460
Prepaid expenses and other current assets                 1,708                                               1,708
Property and equipment, net                              24,204             1,865                            26,069
Intangibles, net                                         60,756            21,708             941            83,405
Other assets                                              1,935                                               1,935
                                                   -------------     -------------  --------------  ----------------

          Total assets                                 $103,916            $1,373         $22,586          $127,875
                                                   =============     =============  ==============  ================

          LIABILITIES AND TOTAL EQUITY

Current liabilities                                      $6,505            $1,373                            $7,878
Notes payable                                                54                                                  54
Accrued interest                                          5,313                                               5,313
Current portion of long-term debt                           309                                                 309
Current portion of program rights payable                 1,356                                               1,356
Long-term debt, net                                      94,263                            22,800           117,063
Program rights payable                                    1,161                                               1,161
Other long term liabilities                                 115                                                 115
Class A Common Stock                                          2                                                   2
Class B Common Stock
Additional paid in capital                                7,881                                               7,881
Retained deficit                                           (834)                             (214)           (1,048)
Partners deficit                                        (12,209)                                            (12,209)
                                                   -------------     -------------  --------------  ----------------
          Total liabilities and equity                 $103,916            $1,373         $22,586          $127,875
                                                   =============     =============  ==============  ================


(a) To record acquisition of the assets of Dom's TeleCable.

(b) To record the Companies New Credit Facility and associated costs.

                      Pegasus Media & Communications, Inc.
                       Pro Forma Statements of Operations
                          Year Ended December 31, 1995


                                                                    Portland
                                                     Actual       Broadcasting      WTLH, Inc      Adjustments     Sub-total
                                                 ----------------------------------------------------------------------------------
                                                                  (Dollars in thousands, except earnings per share)
Net Revenues:
     Television                                          $19,973          $4,409          $2,784            $139        $27,305
     DBS                                                   1,469                                                          1,469
     Cable                                                10,606                                                         10,606
                                                 ----------------------------------------------------------------------------------
       Total net revenues                                 32,048           4,409           2,784             139         39,380
                                                 ----------------------------------------------------------------------------------

Operating expenses:
     Television                                           13,979           3,441           2,133            (297)        19,256
     DBS                                                   1,379                                                          1,379
     Cable                                                 5,791                                                          5,791
Incentive compensation                                       528                                                            528
Management fees                                            1,770             147              40             181          2,138
Depreciation and amortization                              8,674             212             107             830          9,823

                                                 ----------------------------------------------------------------------------------
Income (loss) from operations                                (73)            609             504            (575)           465

Interest expense                                          (8,795)         (1,138)           (163)           (301)       (10,397)
Interest income                                              370                                                            370
Other income (expenses), net                                 (44)           (542)            (64)            606            (44)
Provision (benefit) for income taxes                          30                             105                            135
                                                 ----------------------------------------------------------------------------------
Income (loss)  before
 extraordinary item                                       (8,572)         (1,071)            172            (270)        (9,741)
Extraordinary gain from
  extinguishment of debt, net                             10,210                                                         10,210
                                                 ----------------------------------------------------------------------------------
  Net income (loss)                                       $1,638         ($1,071)           $172           ($270)          $469
                                                 ==================================================================================

Income (loss) per share:
     Income (loss) before extraordinary items            ($51.73)         ($6.46)          $1.04          ($1.63)       ($58.79)
     Extraordinary gain                                    61.62                                                          61.62
                                                 ==================================================================================
     Net income (loss)                                     $9.88          ($6.46)          $1.04          ($1.63)         $2.83
                                                 ==================================================================================

     Weighted average shares outstanding                 165,692         165,692         165,692         165,692        165,692
                                                 ==================================================================================

                                      F-11


    Dom's                                Pro
  TeleCable      Adjustments            Forma
- -------------------------------------------------
                                         $27,305
                                           1,469
        $5,777                            16,383
- -------------------------------------------------
         5,777                            45,157
- -------------------------------------------------


                                          19,256
                                           1,379
         3,485            (332)(a)         8,944
                                             528
                                           2,138
           501           1,256 (b)        11,580

- -------------------------------------------------
         1,791            (924)            1,332

          (850)         (1,369)(c)       (12,616)
                                             370
            50                                 6
          (189)            189 (d)           135
- -------------------------------------------------

         1,180          (2,482)          (11,043)

                                          10,210
- -------------------------------------------------
        $1,180         ($2,482)            ($833)
=================================================


         $7.12         ($14.98)          ($66.65)
                                           61.62
- -------------------------------------------------
         $7.12         ($14.98)           ($5.03)
=================================================

       165,692         165,692           165,692
=================================================


                      Pegasus Media & Communications, Inc.
                       Pro Forma Statements of Operations
                             Six Ended June 30, 1996


                                                                    Portland
                                                     Actual       Broadcasting      WTLH, Inc      Adjustments     Sub-total
                                                 ---------------------------------------------------------------------------------
                                                                     (Dollars in thousands, except earnings per share)
Net Revenues:
     Television                                          $11,932            $247            $404             $17        $12,600
     DBS                                                   1,568                                                          1,568
     Cable                                                 5,626                                                          5,626
                                                 ---------------------------------------------------------------------------------
       Total net revenues                                 19,126             247             404              17         19,794
                                                 ---------------------------------------------------------------------------------

Operating expenses:
     Television                                            8,294             294             243             (43)         8,788
     DBS                                                   1,261                                                          1,261
     Cable                                                 3,087                                                          3,087
Incentive compensation                                       290                                                            290
Management fees                                            1,096              12              21                          1,129
Depreciation and amortization                              4,851               6              11             154          5,022

                                                 ---------------------------------------------------------------------------------
Income (loss) from operations                                247             (65)            129             (94)           217

Interest expense                                          (5,561)           (565)            (20)            400         (5,746)
Interest income                                              151                                                            151
Other income (expenses), net                                 (61)             20             (17)                           (58)
Provision (benefit) for income taxes                        (133)                             35             (35)          (133)
                                                 ---------------------------------------------------------------------------------
Net income (loss)                                        ($5,091)          ($610)            $57            $341        ($5,303)
                                                 =================================================================================

Income (loss) per share                                  ($30.73)         ($3.68)          $0.34           $2.06        ($32.01)
                                                 =================================================================================

     Weighted average shares outstanding                 165,692         165,692         165,692         165,692        165,692
                                                 =================================================================================

                                      F-12


     Dom's
   TeleCable      Adjustments            Total
- --------------------------------------------------


                                          $12,600
                                            1,568
         $3,190                             8,816
- --------------------------------------------------
          3,190                            22,984
- --------------------------------------------------


                                            8,788
                                            1,261
          1,811           $(166)(a)         4,732
                                              290
                                            1,129
            201             577 (b)         5,800

- --------------------------------------------------
          1,178            (411)              984

           (413)           (681)(c)        (6,840)
                                              151
                                              (58)
            333            (333)(d)          (133)
- --------------------------------------------------
            432            (759)           (5,630)
==================================================

          $2.61          ($4.58)          ($33.98)
==================================================

        165,692         165,692           165,692
==================================================

                      Pegasus Media & Communications, Inc.
                               Pro Forma Footnotes


(a) To account for the elimination of certain duplicate expenses when the systems are combined.

(b) To adjust depreciation and amortization for the assets recorded by the Company in connection with the acquisition of Dom's.

(c) To remove interest expense from the Dom's and record interest expense on the $25,000,000 note and draw on the Company's credit facility in connection with the acquisition of Dom's.

(d)  To eliminate tax benefit.

                                  EXHIBIT INDEX


Exhibit

1. Asset Purchase Agreement, dated March 21, 1996, by and among PCH, Dominica Padilla Acosta (aka Dominick Padilla), Maria Del Carmen Padilla Lopez, and Dom's (which is incorporated herein by reference to Exhibit
                  2.1 of the Company's Form 10-K for the year ended December 31, 1995) (schedules and exhibits described in the agreement are omitted, but will be furnished supplementally to the Commission upon request).

2.                Amendment No. 1 to Exhibit 1.

3. Franchise Agreement granted to Dom's to build and operate cable television systems for the municipalities of Cabo Rojo, San German, Lajas, Hormigueros, Guanica, Sabana Grande and Maricao (which is incorporated herein by reference to Exhibit 2 of the Company's Form 8-K dated March 21, 1996).

4. Franchise Agreement granted to Dom's to build and operate cable television systems for the municipalities of Anasco, Rincon and Las Marias (which is incorporated herein by reference to the Company's Form 8-K dated March 21, 1996).

5. Joinder Agreement dated as of May 31, 1996 by and among PCH, Dominica Padilla Acosta (aka Dominick Padilla), Maria Del Carmen Padilla Lopez, and Domar.